EXHIBIT A
                              SUBADVISORY AGREEMENT
                                     BETWEEN
                     GARTMORE GLOBAL ASSET MANAGEMENT TRUST
               (FORMERLY VILLANOVA GLOBAL ASSET MANAGEMENT TRUST)
                              GARTMORE MUTUAL FUNDS
                       (FORMERLY NATIONWIDE MUTUAL FUNDS)
                          AND GARTMORE GLOBAL PARTNERS

                            EFFECTIVE JANUARY 1, 2004



        Funds of the Trust                                   Advisory Fees                         Effective Date
        ------------------                                   -------------                         --------------
Gartmore Emerging Markets Fund                         .575% of the Fund's average                September 1, 2000
                                                       daily net assets

Gartmore International Growth Fund                     .50% of the Fund's average                 September 1, 2000
                                                       daily net assets

Gartmore Worldwide Leaders Fund                        .50% of the Fund's average                 September 1, 2000
     (formerly Gartmore Global Leaders Fund)           daily net assets

Gartmore European Leaders Fund                         .50% of the Fund's average                    Not Seeded
     (formerly Gartmore European Growth                daily net assets
       Fund)

Gartmore Global Small Companies Fund                   .575% of the Fund's average                   Not Seeded
                                                       daily net assets

Gartmore OTC Fund                                      .50% of the Fund's average                    Not Seeded
                                                       daily net assets

Gartmore Asia Pacific Leaders Fund                     .50% of the Fund's average                    Not Seeded
                                                       daily net assets

Gartmore Global Financial                              .50% of the Fund's average                 December 18, 2001
    Services Fund                                      daily net assets

Gartmore Global Utilities Fund                         .40% of the Fund's average                 December 18, 2001
                                                       daily net assets

                                                       TRUST
                                                       Gartmore Mutual Funds
                                                       (formerly Nationwide Mutual Funds)

                                                       By:  _________________________________
                                                       Name:
                                                       Title:

                            ADVISER
                            Gartmore Global Asset Management Trust
                            (formerly Villanova Global Asset Management Trust)

                            By: _________________________________
                            Name:
                            Title:

                            SUBADVISER
                            Gartmore Global Partners

                            By:  _________________________________
                            Name:
                            Title: